Exhibit 99.1


         (BW)(MN-SPECTRASCIENCE)(SPSI) SpectraSCIENCE, Inc. Files for Bankruptcy Protection

         Business Editors

         MINNEAPOLIS--(BUSINESS WIRE)--Sept. 16, 2002--SpectraSCIENCE, Inc. (OTCBB:SPSI), announced today that it has filed for protection from its creditors under Chapter 7 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court in Minneapolis, Minnesota. The filing follows SpectraSCIENCE's unsuccessful attempts to complete a financing transaction in order to be able to financially execute its current business plan. SpectraSCIENCE ceased operations on Friday, September 13, 2002.

         SpectraSCIENCE intends that the proceeds from the sale of its assets in connection with the bankruptcy proceeding will be used to pay its creditors and any remaining proceeds from the sale of its assets after payment in full to all of its creditors will be distributed to SpectraSCIENCE's shareholders.

         This news release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements involve risks and uncertainties that may cause SpectraSCIENCE's actual results to differ materially from the results discussed in the forward looking statements. Readers are urged to carefully review and consider the various disclosures made by SpectraSCIENCE in this news release and in SpectraSCIENCE's other reports filed with the Securities and Exchange Commission ("SEC") that attempt to advise interested parties of the risks and factors that may affect SpectraSCIENCE's business. These forward looking statements are qualified in their entirety by the cautions and risk factors filed by SpectraSCIENCE with the SEC, including, but not limited to, the risk factors set forth in Exhibit 99 to SpectraSCIENCE's Annual Report on Form 10-KSB for the year ended December 31, 2001.

         CONTACT: SpectraSCIENCE, Inc., Minneapolis
         763/745-4120